UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

WASHINGTONFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-35768	26-4480276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11921 Freedom Drive, Suite #250 Reston, Virginia 20190

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 840-2410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective December 21, 2012, WashingtonFirst Bankshares, Inc., a Virginia corporation (“WashingtonFirst”), and its wholly owned subsidiary, WashingtonFirst Bank, a Virginia chartered commercial bank (“WashingtonFirst Bank”), completed the previously announced acquisition of Alliance Bankshares, Inc., a Virginia corporation (“Alliance”), and Alliance Bank Corporation, a Virginia chartered commercial bank and wholly owned subsidiary of Alliance (“Alliance Bank”), pursuant to the Agreement and Plan of Reorganization, dated May 3, 2012, as amended (the “Reorganization Agreement”).

Pursuant to the Reorganization Agreement, Alliance was merged with and into WashingtonFirst, with WashingtonFirst surviving the merger as the sole shareholder of each of WashingtonFirst Bank and Alliance Bank (the “Holding Company Merger”). Immediately following the closing of the Holding Company Merger, Alliance Bank was merged with and into WashingtonFirst Bank, with WashingtonFirst Bank surviving (together with the Holding Company Merger, the “Merger”). On Monday, December 24, 2012, WashingtonFirst expects that the shares of common stock of WashingtonFirst will become listed for trading on The NASDAQ Stock Market under the symbol “WFBI.”

In accordance with the Reorganization Agreement, at the effective time of the Merger, each outstanding share of Alliance common stock immediately prior to the Merger was converted into the right to receive, at the election of the holder thereof and subject to proration, either $5.30 in cash or 0.4435 shares of WashingtonFirst common stock (plus cash in lieu of a fractional share). The Reorganization Agreement provided that cash elections are limited to up to 20% of all of the shares of Alliance common stock outstanding. Because the holders of Alliance common stock collectively elected to receive cash for more than 20% of the Alliance common stock outstanding, the cash elections will be subject to proration in accordance with the terms of the Reorganization Agreement.

The foregoing description of the Merger and the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement and the amendment thereto which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this report and are incorporated herein by reference.

On December 21, 2012, WashingtonFirst issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Merger, WashingtonFirst entered into that certain First Supplemental Indenture, dated December 21, 2012 (the “First Supplemental Indenture”) among WashingtonFirst, Alliance and Wilmington Trust Company (the “Trustee”) to that certain Indenture dated June 30, 2003 (the “Indenture”), whereby WashingtonFirst assumed the rights and obligations of Alliance with respect to $10.3 million in Alliance’s Floating Rate Junior Subordinated Debt Securities due 2033 (the Trust Preferred Securities, or “TRUPs”).

The TRUPs were originally issued by Alliance via a wholly owned statutory business trust in June 2003. The TRUPs are an unsecured obligation, and as such are junior in right of payment to all present and future indebtedness of WashingtonFirst. The TRUPs accrue interest at a rate of three month LIBOR plus 315 basis points, subject to quarterly interest rate adjustments, which, as of September 30, 2012, was equivalent to 3.54%. The Indenture permits the deferral of interest payments for up to twenty (20) consecutive quarterly periods, during which the deferred interest compounds quarterly at the interest rate then in effect. If interest payments are deferred, WashingtonFirst would be prohibited from declaring or making distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of its outstanding capital stock.

Commencing with the quarter ended September 30, 2009, Alliance had elected to defer the interest payments otherwise due. In connection with the Merger, WashingtonFirst intends to pay all arrearages in full with a payment of approximately $1.4 million and recommence regular interest payments.

Item 3.02	Unregistered Sales of Equity Securities

Because the Merger approximately doubled the size of WashingtonFirst, additional capital was needed by WashingtonFirst to satisfy the requirements of the Federal Reserve and the Federal Deposit Insurance Corporation after the Merger. Consequently, in connection with the Merger and pursuant to private placements of its common stock and Series A non-voting common stock, WashingtonFirst generated aggregate gross proceeds of approximately $27.1 million (the “Private Placements”). Participants in the Private Placements agreed to purchase fixed dollar amounts of WashingtonFirst capital stock, based on a pro forma preliminary tangible book value of $11.40 per share immediately prior to the consummation of the Merger, as calculated in the investment agreements. The final number of shares received by the participants in the Private Placements is subject to post-closing adjustment of the tangible book value calculation. Based on the pro forma preliminary tangible book value of $11.40 per share, WashingtonFirst expects to issue approximately 1,340,000 shares of common stock and approximately 1,000,000 shares of Series A non-voting common stock. The final number of shares to be issued to the participants in the Private Placements is subject to post-closing adjustment of the tangible book value calculation.

The shares of Series A non-voting common stock are convertible into an equal number of shares of common stock at the option of the holder of the Series A non-voting common stock at any time, provided, however, that no share of the Series A non-voting common stock shall be convertible in the hands of or at the election of the initial purchaser of such shares from WashingtonFirst, referred to as the “Initial Holder,” or an affiliate of such Initial Holder, at any time. Each share of Series A non-voting common stock is convertible by a transferee from the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with one of the following conditions:

•	the transfer is part of a widely distributed public offering of common stock;

•

the transfer is part of an offering that is not a widely distributed public offering of common stock but is one in which no one transferee (or group of associated transferees) of the Series A non-voting common stock acquires the rights to purchase in excess of two percent of the voting securities of WashingtonFirst then outstanding (including pursuant to a related series of transfers);

•	the transfer is part of a transfer of common stock to an underwriter for the purpose of conducting a widely distributed public offering; or

•	the transfer is part of a transaction approved by the Federal Reserve, or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority having jurisdiction.

However, no share of Series A non-voting common stock will be so converted if, as a result of such conversion, the holder of such resulting share of common stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of WashingtonFirst’s voting securities.

The shares of WashingtonFirst common stock and Series A non-voting common stock were offered and sold or will be sold in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Pursuant to the terms of the Reorganization Agreement, at the effective time of the Merger, three former members of the board of directors of Alliance, as selected and approved by WashingtonFirst, were appointed to the board of directors of WashingtonFirst and WashingtonFirst Bank. The three new members of the WashingtonFirst board of directors are Donald W. Fisher, Ph.D., Oliver T. Carr, III and D. Mark Lowers. The addition of these individuals brings the membership of the board of directors to 23, including the 20 directors serving on the board of WashingtonFirst prior to the Merger. Subsequent to their appointment to the WashingtonFirst and WashingtonFirst Bank boards of directors, these former Alliance directors are subject to the same nomination and election procedures as those individuals serving on the WashingtonFirst and WashingtonFirst Bank boards of directors prior to the Merger. Pursuant to WashingtonFirst’s articles of incorporation and Virginia law, each of the abovementioned directors will stand for re-election at WashingtonFirst’s 2013 Annual Meeting of Shareholders.

In connection with their election to the board of directors of WashingtonFirst and WashingtonFirst Bank, the abovementioned former directors of Alliance are eligible to receive the same cash and stock compensation paid to other members of the board of directors of WashingtonFirst. Non-employee directors of WashingtonFirst received an annual retainer of $1,500 plus unrestricted stock awards of 500 shares of WashingtonFirst common stock and a fee of $100 for each special meeting of the board, each committee meeting attended and each meeting attended in excess of ten meetings during the year and $50 for each executive loan committee meeting attended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, the information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference. In connection with the Private Placements, the following amendments to the articles of incorporation of WashingtonFirst were approved at the WashingtonFirst special meeting held on December 17, 2012.

The Authorized Share Amendment. WashingtonFirst’s shareholders approved an increase in the number of authorized shares of WashingtonFirst common stock from 25,000,000 to 50,000,000 (the “Authorized Share Amendment”). Prior to the Authorized Share Amendment, WashingtonFirst’s articles of incorporation authorized 25,000,000 shares of common stock.

The Non-Voting Common Stock Amendment. WashingtonFirst’s shareholders approved establishing a class of non-voting common stock, having 10,000,000 authorized shares (the “Non-Voting Common Stock Amendment”). From the 10,000,000 authorized shares, the Non-Voting Common Stock Amendment set aside 1,000,000 shares as Series A non-voting common stock, leaving an aggregate of 9,000,000 shares of non-voting common stock available for issuance by the board of directors without further approval by the shareholders. As authorized, all series of non-voting common stock are identical to the common stock except that the non-voting common stock will have no rights to vote other than as required by law and shall be convertible into or exchangeable for shares of stock of any other class or any other series of such class or any other securities (including the common stock) on such terms, at the price or prices or the rate or rates of conversion or exchange as the board of directors of WashingtonFirst shall establish in the certificate of designations creating such series.

The Authorized Share Amendment and the Non-Voting Common Stock Amendment became effective upon the filing of articles of amendment to WashingtonFirst’s articles of incorporation with the Virginia State Corporation Commission on December 19, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

To the extent applicable, the information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K are incorporated into this Item 5.07 by reference. A special meeting of shareholders of WashingtonFirst to approve the Merger and related matters was held on December 17, 2012 (the “WashingtonFirst Special Meeting”). Each of the matters submitted for consideration and vote at the WashingtonFirst Special Meeting is described below followed by a presentation of the votes cast for or against and the number of abstentions and broker non-votes as to each matter submitted.

Item 1 – proposal to approve the Reorganization Agreement pursuant to which the Merger would occur was approved by the shareholders by the following vote:

For	Against	Abstain/Broker Non-Votes
1,785,820	6,155	401,539

Item 2 – proposal to approve the Authorized Share Amendment was approved by the shareholders by the following vote:

For	Against	Abstain/Broker Non-Votes
2,072,385	116,922	4,207

Item 3 – proposal to approve the Non-Voting Common Stock Amendment was approved by the shareholders by the following vote:

For	Against	Abstain/Broker Non-Votes
1,745,552	38,193	409,769

Item 4 – proposal to approve the WashingtonFirst 2010 Equity Compensation Plan, as amended, was approved by the shareholders by the following vote:

For	Against	Abstain/Broker Non-Votes
1,634,993	141,409	417,112

Item 5 – the proposal, if necessary, to adjourn or postpone the WashingtonFirst Special Meeting to permit the further solicitation of proxies if there were not sufficient votes at the time of the WashingtonFirst Special Meeting to achieve a quorum or approve the Reorganization Agreement or the Non-Voting Common Stock Amendment was approved by the shareholders by the following vote:

For	Against	Abstain/Broker Non-Votes
2,157,476	31,462	4,576

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

2.1	Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Form S-4 Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission by WashingtonFirst on November 9, 2012 (File No. 333-183255))

2.2	Amendment No. 1, dated August 9, 2012, to the Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Form S-4 Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission by WashingtonFirst and Alliance on November 9, 2012 (File No. 333-183255))

3.1	Articles of incorporation of WashingtonFirst, as amended

99.1	Joint Press Release of WashingtonFirst Bankshares, Inc. and Alliance Bankshares, Inc. dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTONFIRST BANKSHARES, INC.

By:	/s/ Matthew R. Johnson
Matthew R. Johnson Executive Vice President and Chief Financial Officer

Date: December 21, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Form S-4 Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission by WashingtonFirst and Alliance on November 9, 2012 (File No. 333-183255))

2.2	Amendment No. 1, dated August 9, 2012, to the Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Form S-4 Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission by WashingtonFirst and Alliance on November 9, 2012 (File No. 333-183255))

3.1	Articles of incorporation of WashingtonFirst, as amended

99.1	Joint Press Release of WashingtonFirst Bankshares, Inc. and Alliance Bankshares, Inc. dated December 21, 2012